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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Armor Holdings, Inc. and Subsidiaries (the "Company") on Form S-8 of our report dated March 19, 1998, appearing in the Annual Report on Form 10-K of the Company for the year ended December 27, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP


New York, New York
January 21, 1999